Exhibit 10.30

TOWER INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Restricted Stock Unit Award Agreement (the “Agreement” or “Award Agreement”), dated as of the “Award Date” set forth in the attached Exhibit A, is entered into between Tower International, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Awardee”). For purposes of this Agreement, the information referenced in Exhibit A shall be as provided to the Awardee electronically via the website made accessible to the Awardee to accept the terms and conditions of this Award as set forth herein.

WHEREAS, the Company desires to provide the Awardee an incentive to participate in the success and growth of the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to award the Awardee restricted stock units pursuant to the Tower International, Inc. 2010 Equity Incentive Plan (the “Plan”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. Award. The Company hereby awards the Awardee the number of Restricted Stock Units (each an “RSU” and collectively the “RSUs”) set forth in Exhibit A. Such RSUs shall be subject to the terms and conditions set forth in this Agreement and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Plan.

2. Vesting. Except as otherwise provided in this Agreement, the RSUs shall vest in accordance with the following vesting schedule, provided that the Awardee remains in the “Continuous Service” (as defined below) of the Company or any of its Subsidiaries through the applicable vesting date:

Vesting Date	Number of RSUs Awarded, as set forth on Exhibit A, that will vest:
First annual anniversary of the Award Date	One-third
Second annual anniversary of the Award Date	One-third
Third annual anniversary of the Award Date	Remaining RSUs Awarded

To the extent that a fractional number of RSUs vest on any Vesting Date, the number shall be rounded to the nearest whole number.

“Continuous Service” means the absence of any interruption or termination of service as an employee, director, consultant, advisor or other individual service provider; provided,

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however, that periods of absence to the extent permitted by Company policies due to vacations, holidays, sick days, short term disability and other approved absences, will not be considered to be an interruption or termination of service hereunder. Changes in status between service as an employee, director, consultant, advisor or other individual service provider to the Company or any of its Subsidiaries will not constitute an interruption of service.

Notwithstanding the foregoing vesting schedule, all of the RSUs awarded hereunder shall become immediately vested in the event that (i) the Awardee’s Continuous Service with the Company and/or its Subsidiaries terminates due to the Awardee’s death or Disability, or (ii) a Change in Control occurs while the Awardee is in the Continuous Service of the Company or any of its Subsidiaries.

For each RSU that becomes vested in accordance with this Agreement, the Company shall issue and deliver to Awardee, on or within ten (10) business days after becoming vested, one share of the Company’s common stock, par value $.01 per share (the “Common Stock”). Except as provided above, in the event that the Awardee’s ceases to be in the Continuous Service of the Company or any of its Subsidiaries, any RSUs that have not vested as of the date of such cessation of service shall be forfeited.

3. No Rights as Stockholder. The Awardee shall not be entitled to any of the rights of a stockholder with respect to any share of Common Stock that may be acquired following vesting of an RSU unless and until such share of Common Stock is issued and delivered to the Awardee. Without limitation of the foregoing, the Awardee shall not have the right to vote any share of Common Stock to which an RSU relates and shall not be entitled to receive any dividend attributable to such share of Common Stock for any period prior to the issuance and delivery of such share to Awardee.

4. Transfer Restrictions. Neither this Agreement nor the RSUs may be sold, assigned, pledged or otherwise transferred or encumbered without the prior written consent of the Committee.

5. Government Regulations. Notwithstanding anything contained herein to the contrary, the Company’s obligation hereunder to issue or deliver certificates evidencing shares of Common Stock shall be subject to the terms of all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

6. Withholding Taxes. The Awardee shall pay to the Company, or make provision satisfactory to the Company for payment of, the minimum statutory amount required to satisfy all federal, state and local income tax withholding requirements and the Awardee’s share of applicable employment withholding taxes in connection with the issuance and deliverance of shares of Common Stock following vesting of RSUs, in any manner permitted by the Plan. No shares of Common Stock shall be issued with respect to RSUs unless and until satisfactory arrangements acceptable to the Company have been made by the Awardee with respect to the payment of any income and other taxes which the Company determines must be withheld or collected with respect to the RSUs.

7. Investment Purpose. The Awardee represents and warrants that any and all shares of Common Stock acquired by the Awardee under this Agreement will be acquired for investment for the Awardee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such shares of Common Stock within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Awardee agrees not to sell, transfer or otherwise dispose of such shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

8. Securities Law Restrictions. Regardless of whether the offering and sale of shares of Common Stock issuable to Awardee pursuant to this Agreement and the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such shares of Common Stock (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9. Lock-Up Agreement. The Awardee hereby agrees that in the event that any shares of Common Stock with respect to RSUs become deliverable to Awardee at a time during which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then Awardee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Awardee shall agree to restrictions on transferability of the shares of such Common Stock comparable to the restrictions agreed upon by such directors or officers of the Company.

10. Awardee Representations. The Awardee has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Awardee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents, if any, made to the Awardee. The Awardee understands that the Awardee (and not the Company) shall be responsible for the Awardee’s own tax liability arising as a result of the transactions contemplated by this Agreement.

11. Employment. The Awardee acknowledges and agrees that (i) nothing in this Agreement or the Plan confers on the Awardee any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way the Awardee’s right or the Company’s right to terminate the Awardee’s employment, service, or consulting relationship at any time, with or without cause; and (ii) the Company would not have granted this Award to the Awardee but for these acknowledgements and agreements.

12. Notices. Notices or communications to be made hereunder shall be in writing and shall be delivered in person, by registered mail, by confirmed facsimile or by a reputable overnight courier service to the Company at its principal office or to the Awardee at his or her address contained in the records of the Company. Alternatively, notices and other communications may be provided in the form and manner of such electronic means as the Company may permit.

13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Awardee with respect to the subject matter hereof, and may not be modified adversely to the Awardee’s interest except by means of a writing signed by the Company and the Awardee. In the event of any conflict between this Award Agreement and the Plan, the Plan shall be controlling. This Award Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

14. Opportunity for Review. Awardee and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Awardee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. The Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Award Agreement. The Awardee further agrees to notify the Company upon any change in Awardee’s residence address.

15. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Awardee and their respective permitted successors, assigns, heirs, beneficiaries and representatives.

16. Section 409A Compliance. To the extent that this Agreement and the award of RSUs hereunder are or become subject to the provisions of Section 409A of the Code, the Company and the Awardee agree that the RSUs may be amended or modified by the Company as appropriate to maintain compliance with the provisions of Section 409A of the Code.

17. Electronic Acceptance. The Awardee shall be deemed to have accepted and agreed to the terms and conditions of this Agreement by accepting the Agreement by such electronic means as the Company may permit.

TOWER INTERNATIONAL, INC.

RESTRICTED STOCK UNIT AGREEMENT

EXHIBIT A

1.	(a)	Awardee’s Name:

	(b)	Awardee’s Social Security Number (last four digits only): xxx-xx-

	(c)	Award Date:

	(d)	Number of Restricted Stock Units (“RSUs”) Awarded: